   As filed with the Securities and Exchange Commission on December 16, 1997
                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            --------------------

                                XENOMETRIX, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        DELAWARE                                      04-3166089
(State of Incorporation)                 (I.R.S. Employer of Identification No.)

                              2425 N. 55TH STREET
                            BOULDER, COLORADO  80301
                                 (303) 447-1773
         -------------------------------------------------------------
         (Address and telephone number of principal executive offices)

                     AMENDED AND RESTATED STOCK OPTION PLAN
                 1993 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                 ---------------------------------------------
                           (Full title of the plans)

                               RONALD L. HENDRICK
                EXECUTIVE VICE PRESIDENT OF OPERATIONS, FINANCE
                AND ADMINISTRATION, AND CHIEF FINANCIAL OFFICER
                                XENOMETRIX, INC.
                              2425 N. 55TH STREET
                           BOULDER, COLORADO   80301
                                 (303) 447-1773
 ------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            --------------------

                                   Copies to:
                           JAMES C.T. LINFIELD, ESQ.
                               COOLEY GODWARD LLP
                        2595 CANYON BOULEVARD, SUITE 250
                        BOULDER, COLORADO    80302-6737
                                 (303) 546-4000

                            --------------------

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                     PROPOSED MAXIMUM         PROPOSED MAXIMUM
  TITLE OF SECURITIES         AMOUNT TO BE          OFFERING PRICE PER       AGGREGATE OFFERING         AMOUNT OF
   TO BE REGISTERED            REGISTERED                SHARE (1)                PRICE (1)          REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
Stock Options and                820,955                  $4.125                 $2,183,106                $644
Common Stock (par
value $.001)
======================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of
         1933, as amended (the "Act")   The offering price per share and
         aggregate offering price are based on (a) the weighted average exercise price for shares subject to options and stock previously granted under the Registrant's Amended and Restated Stock Option Plan, as amended and (b) the price per share and aggregate offering price based upon the closing price of Registrant's Common Stock on December 9, 1997 as reported on the Nasdaq Small-Cap Market for options and shares to be granted under the Amended and Restated Stock Option Plan and 1993 Non-Employee Directors Stock Option Plan, as amended. The following chart illustrates the calculation of the registration fee:

======================================================================================================================
    TYPE OF SHARES           NUMBER OF SHARES        OFFERING PRICE PER       AGGREGATE OFFERING     REGISTRATION FEE
                                                            SHARE                   PRICE
----------------------------------------------------------------------------------------------------------------------
Shares issuable          362,542                    $4.125 (a)             $1,495,486                $441
pursuant to options
outstanding under the
Amended and Restated
Stock Option Plan, as
amended
----------------------------------------------------------------------------------------------------------------------
Shares issuable upon
exercise of options      258,413                    $1.50 (b)              387,620                   114
available for grant
under the Amended and
Restated Stock Option
Plan, as amended
----------------------------------------------------------------------------------------------------------------------
Shares issuable upon
exercise of options      200,000                    $1.50 (b)              300,000                   89
available for grant
under the 1993 Non-
Employee Directors
Stock Option Plan, as
amended
======================================================================================================================

         (a)     Weighted average exercise price.
         (b) Nasdaq Small-Cap Market closing price of the Registrant's Common Stock on December 10, 1997.

================================================================================

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.





                                       2.

                    INCORPORATION BY REFERENCE OF CONTENTS
              OF REGISTRATION STATEMENT ON FORM S-8 NO. 33-80889

         The contents of Registration Statement on Form S-8 No. 33-80889 filed with the Securities and Exchange Commission on December 26, 1995 are incorporated by reference herein.

                                    EXHIBITS

     EXHIBIT
     NUMBER
     -------
     5.1            Opinion of Cooley Godward LLP.

     10.30          Amendment to Registrant's Amended and Restated  Stock
                    Option Plan.

     10.31 Amendment to Registrant's 1993 Non-Employee Directors Stock Option Plan.

     23.1           Consent of Price Waterhouse LLP.

     23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

     24.1           Power of Attorney is contained on the signature pages.





                                       3.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on December 16, 1997.

                                       XENOMETRIX, INC.



                                       By:  /s/ Ronald L. Hendrick
                                            -----------------------------------
                                            Ronald L. Hendrick
                                            Executive Vice President of
                                            Operations, Finance and
                                            Administration, and Chief Financial
                                            Officer



                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen J. Sullivan and Ronald L. Hendrick, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.





                                       4.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                           TITLE                                  DATE
             /s/ Stephen J. Sullivan                Chief Executive Officer, President         December 16, 1997
-----------------------------------------------     and Director (Principal Executive
               Stephen J. Sullivan                  Officer)



              /s/ Ronald L. Hendrick                Executive Vice President of                December 16, 1997
-----------------------------------------------     Operations, Finance and
                Ronald L. Hendrick                  Administration, and Chief Financial
                                                    Officer (Principal Financial and
                                                    Accounting Officer)



             /s/ Walter M. Lovenberg                Director                                   December 16, 1997
-----------------------------------------------
               Walter M. Lovenberg


            /s/ John K.A. Prendergast               Director                                   December 16, 1997
-----------------------------------------------
              John K.A. Prendergast


             /s/ Randal P. Schumacher               Director                                   December 16, 1997
-----------------------------------------------
               Randal P. Schumacher


              /s/ Ralph Z. Sorenson                 Director                                   December 16, 1997
-----------------------------------------------
                Ralph Z. Sorenson





                                       5.

                                EXHIBIT INDEX


EXHIBIT
NUMBER                     DESCRIPTION                   SEQUENTIAL PAGE NUMBER

5.1         Opinion of Cooley LLP.

10.30       Amendment to Registrant's Amended and
            Restated Stock Option Plan.

10.31       Amendment to 1993 Registrant's Non-Employee
            Directors Stock Option Plan.

23.1        Consent of Price Waterhouse LLP.

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1        Power of Attorney is contained on the
            signature pages.